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                                                                   Exhibit 4.20

                                   GUARANTEES

                  From and after the date of the Release, each of the undersigned (the "Guarantors") hereby jointly and severally unconditionally guarantees, to the extent set forth in the Indenture dated as of December 3, 2002 by and among R.H. Donnelley Finance Corporation I, a Delaware corporation, as issuer (the "Company"), the Guarantors, as guarantors, and The Bank of New York, as Trustee (as amended, restated or supplemented from time to time, the "Indenture"), and subject to the provisions of the Indenture, (a) the due and punctual payment of the principal of, and premium, if any, and interest on the Notes, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on overdue principal of, and premium and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee, all in accordance with the terms set forth in Article Ten of the Indenture, and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

                  The obligations of the Guarantors to the Holders and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article Ten of the Indenture, and reference is hereby made to the Indenture for the precise terms and limitations of this Guarantee. Each Holder of the Note to which this Guarantee is endorsed, by accepting such Note, agrees to and shall be bound by such provisions.

                  Each Guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by such Guarantor after giving effect to all of its other contingent and fixed liabilities without rendering such Guarantee, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

                         [Signatures on Following Pages]

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                  IN WITNESS WHEREOF, each of the Guarantors has caused this
Guarantee to be signed by a duly authorized officer.

                                  R.H. Donnelley Corporation, as Guarantor

                                  By: /s/ Robert J. Bush
                                      Name:  Robert J. Bush
                                      Title: Vice President

                                  R.H. Donnelley APIL, Inc., as Guarantor

                                  By: /s/ Robert J. Bush
                                      Name:  Robert J. Bush
                                      Title: Vice President

                                  R.H. Donnelley CD, Inc., as Guarantor

                                  By: /s/ Robert J. Bush
                                      Name:  Robert J. Bush
                                      Title: Vice President

                                  Get Digital Smart.com, Inc., as Guarantor

                                  By: /s/ Robert J. Bush
                                      Name:  Robert J. Bush
                                      Title: Vice President

                                  R.H. Donnelley Acquisitions Inc., as Guarantor

                                  By: /s/ Robert J. Bush
                                      Name:  Robert J. Bush
                                      Title: Vice President

                                  R.H. Donnelley Acquisitions II Inc.,
                                        as Guarantor

                                  By: /s/ Robert J. Bush
                                      Name:  Robert J. Bush
                                      Title: Vice President

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                                  DirectoriesAmerica, Inc., as Guarantor

                                  By: /s/ Robert J. Bush
                                      Name:  Robert J. Bush
                                      Title: Vice President

                                  R.H. Donnelley Publishing & Advertising, Inc.,
                                        as Guarantor

                                  By: /s/ Robert J. Bush
                                      Name:  Robert J. Bush
                                      Title: Vice President

                                  R.H. Donnelley Directory Company, as Guarantor

                                  By: /s/ Robert J. Bush
                                      Name:  Robert J. Bush
                                      Title: Vice President

                                  CenDon, L.L.C., as Guarantor

                                  By: /s/ David C. Swanson
                                      Name:  David C. Swanson
                                      Title: Manager

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